Exhibit (17)(e)

Statement of assets and liabilities

August 31, 2014

Assets:
Investment in Tax Free Reserves Portfolio, at value	$516,623,161
Receivable from investment manager	3,034
Prepaid expenses	37,348
Total Assets	516,663,543

Liabilities:
Distributions payable	4,817
Service and/or distribution fees payable	1,403
Trustees’ fees payable	901
Accrued expenses	48,623
Total Liabilities	55,744
Total Net Assets	$516,607,799

Net Assets:
Par value (Note 5)	$5,167
Paid-in capital in excess of par value	516,597,686
Undistributed net investment income	88,378
Accumulated net realized loss on investments	(83,432)
Total Net Assets	$516,607,799

Shares Outstanding:
Institutional Shares	480,751,057
Investor Shares	35,915,471

Net Asset Value:
Institutional Shares	$1.00
Investor Shares	$1.00

See Notes to Financial Statements.

Western Asset Institutional Tax Free Reserves 2014 Annual Report	9

Statement of operations

For the Year Ended August 31, 2014

Investment Income:
Income from Tax Free Reserves Portfolio	$776,012
Allocated expenses from Tax Free Reserves Portfolio	(1,245,127)
Allocated waiver from Tax Free Reserves Portfolio	610,638
Total Investment Income	141,523

Expenses:
Investment management fee (Note 2)	1,677,537
Registration fees	64,091
Shareholder reports	32,421
Legal fees	26,626
Audit and tax fees	22,640
Service and/or distribution fees (Notes 2 and 3)	21,205
Insurance	17,250
Trustees’ fees	12,818
Transfer agent fees (Note 3)	12,329
Fund accounting fees	6,300
Miscellaneous expenses	7,298
Total Expenses	1,900,515
Less: Fee waivers and/or expense reimbursements (Notes 2 and 3)	(1,891,099)
Net Expenses	9,416
Net Investment Income	132,107
Net Realized Gain on Investments from Tax Free Reserves Portfolio	514
Increase in Net Assets from Operations	$132,621

See Notes to Financial Statements.

10	Western Asset Institutional Tax Free Reserves 2014 Annual Report

Statements of changes in net assets

For the Years Ended August 31,	2014	2013

Operations:
Net investment income	$132,107	$400,733
Net realized gain	514	58,318
Increase in Net Assets From Operations	132,621	459,051

Distributions to Shareholders From (Notes 1 and 4):
Net investment income	(132,142)	(402,042)
Decrease in Net Assets From Distributions to Shareholders	(132,142)	(402,042)

Fund Share Transactions (Note 5):
Net proceeds from sale of shares	1,471,733,233	1,677,750,061
Reinvestment of distributions	66,379	248,679
Cost of shares repurchased	(1,807,685,291)	(1,972,099,444)
Decrease in Net Assets From Fund Share Transactions	(335,885,679)	(294,100,704)
Decrease in Net Assets	(335,885,200)	(294,043,695)

Net Assets:
Beginning of year	852,492,999	1,146,536,694
End of year*	$516,607,799	$852,492,999
*Includesundistributed net investment income of:	$88,378	$88,413

See Notes to Financial Statements.

Western Asset Institutional Tax Free Reserves 2014 Annual Report	11

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
Institutional Shares	2014[1]		2013[1]		2012	2011	2010

Net asset value, beginning of year	$1.000		$1.000		$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.000	[2]	0.000	[2]	0.001	0.002	0.002
Net realized gain (loss)[2]	0.000		0.000		(0.000)	(0.000)	0.000
Total income from operations	0.000	[2]	0.000	[2]	0.001	0.002	0.002

Less distributions from:
Net investment income	(0.000)	[2]	(0.000)	[2]	(0.001)	(0.002)	(0.002)
Total distributions	(0.000)	[2]	(0.000)	[2]	(0.001)	(0.002)	(0.002)

Net asset value, end of year	$1.000		$1.000		$1.000	$1.000	$1.000
Total return[3]	0.02%		0.04%		0.08%	0.20%	0.15%

Net assets, end of year (millions)	$481		$852		$1,147	$2,465	$2,461

Ratios to average net assets:
Gross expenses[4]	0.46%[5]		0.45%[5]		0.29%	0.26%	0.34%
Net expenses[4,6,7]	0.10	[8]	0.14	[8]	0.18	0.18	0.17
Net investment income	0.02		0.04		0.09	0.20	0.15

[1]	Per share amounts have been calculated using the average shares method.

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[4]	Includes the Fund’s share of Tax Free Reserves Portfolio’s allocated expenses.

[5]	The gross expenses do not reflect the reduction in the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Tax Free Reserves Portfolio.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]

As a result of an expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional shares did not exceed 0.20%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

[8]	In order to maintain a minimum yield, additional waivers were implemented.

See Notes to Financial Statements.

12	Western Asset Institutional Tax Free Reserves 2014 Annual Report

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:
Investor Shares[1]	2014[2]

Net asset value, beginning of period	$1.000

Income from operations:
Net investment income[3]	0.000
Net realized gain[3]	(0.000)
Total income from operations[3]	0.000

Less distributions from:
Net investment income[3]	(0.000)
Total distributions[3]	(0.000)

Net asset value, end of period	$1.000
Total return[4]	0.01%

Net assets, end of period (millions)	$36

Ratios to average net assets:
Gross expenses[5,6,7]	0.57%
Net expenses[5,6,8,9,10]	0.10
Net investment income[6]	0.01

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the period December 23, 2013 (inception date) to August 31, 2014.

[3]	Amount represents less than $0.0005 per share.

[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Includes the Fund’s share of Tax Free Reserves Portfolio’s allocated expenses.

[6]	Annualized.

[7]	The gross expenses do not reflect the reduction in the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Tax Free Reserves Portfolio.

[8]	Reflects fee waivers and/or expense reimbursements.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Investor shares did not exceed 0.35%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

[10]	In order to maintain a minimum yield, additional waivers were implemented.

See Notes to Financial Statements.

Western Asset Institutional Tax Free Reserves 2014 Annual Report	13

Notes to financial statements

1. Organization and significant accounting policies

Western Asset Institutional Tax Free Reserves (the “Fund”) is a separate non-diversified investment series of Legg Mason Partners Institutional Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Fund invests all of its investable assets in Tax Free Reserves Portfolio (the “Portfolio”), a separate investment series of Master Portfolio Trust, that has substantially the same investment objective as the Fund.

The financial statements of the Portfolio, including the schedule of investments, are contained elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The Fund records its investment in the Portfolio at value. The value of such investment in the Portfolio reflects the Fund’s proportionate interest (76.7% at August 31, 2014) in the net assets of the Portfolio.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. The disclosure and valuation of securities held by the Portfolio are discussed in Note 1(a) of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income. The Fund earns income, net of Portfolio expenses, daily based on its investment in the Portfolio.

(c) Expenses. The Fund bears all costs of its operations other than expenses specifically assumed by the manager. Expenses incurred by the Trust with respect to any two or more funds in the series are allocated in proportion to the net assets of each fund, except when allocations of direct expenses to each fund can otherwise be made fairly. Expenses directly attributable to a fund are charged to that fund. The Fund’s share of the Portfolio’s expenses is charged against and reduces the amount of the Fund’s investment in the Portfolio.

(d) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day and are paid monthly. The Fund intends to satisfy conditions that will enable interest from municipal securities, which is exempt from federal and certain state income taxes, to retain such tax-exempt status when distributed to the shareholders of the Fund. Distributions of net realized gains, if any, are taxable and are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

14	Western Asset Institutional Tax Free Reserves 2014 Annual Report

(e) Share class accounting. Investment income, common expenses and realized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(f) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2014, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Dividends paid by the Fund from net interest received on tax-exempt money market instruments are not includable by shareholders as gross income for federal income tax purposes because the Fund intends to meet certain requirements of the Internal Revenue Code applicable to regulated investment companies, including Subchapter M, which will enable the Fund to pay exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

(g) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share. During the current year, the Fund had no reclassifications.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s and the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s and the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreements, the Fund pays a management fee at an annual rate that decreases as assets increase, as follows: 0.250% on assets up to and including $1 billion; 0.225% on assets over $1 billion, up to and including $2 billion; 0.200% on assets over $2 billion, up to and including $5 billion; 0.175% on assets over $5 billion, up to and including $10 billion; and 0.150% on assets over $10 billion.

Since the Fund invests all or substantially all of its investable assets in Tax Free Reserves Portfolio, the investment management fee of the Fund will be reduced by the investment management fee allocated to the Fund by the Tax Free Reserves Portfolio.

Western Asset Institutional Tax Free Reserves 2014 Annual Report	15

Notes to financial statements (cont’d)

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

As a result of an expense limitation arrangement between the Fund and LMPFA, the ratio of expenses other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional and Investor shares did not exceed 0.20% and 0.35%, respectively. These expense limitation arrangements cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

The investment manager has voluntarily undertaken to limit Fund expenses in order to maintain a minimum yield. Such expense limitations may fluctuate daily and are voluntary and temporary and may be terminated by the investment manager at any time without notice.

During the year ended August 31, 2014, fees waived and/or expenses reimbursed amounted to $1,880,497.

The investment manager is permitted to recapture amounts waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service and/or distribution fee with respect to its Investor shares calculated at the annual rate of 0.10% of the average daily net assets. Service and distribution fees are accrued daily and paid monthly.

For the year ended August 31, 2014, class specific expenses were as follows:

	Service and/or Distribution Fees		Transfer Agent Fees
Institutional Shares	—		$11,212
Investor Shares[1]	$21,205	[2]	1,117
Total	$21,205		$12,329

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

[2]

Amount shown is exclusive of waivers. The service and/or distribution fees waived for the year ended August 31, 2014 amounted to $10,602 for Investor shares. Such waiver is voluntary and may be reduced or terminated at any time.

16	Western Asset Institutional Tax Free Reserves 2014 Annual Report

For the year ended August 31, 2014, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Institutional Shares	$1,813,255
Investor Shares[1]	77,844
Total	$1,891,099

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

4. Distributions to shareholders by class

	Year Ended August 31, 2014	Year Ended August 31, 2013
Net Investment Income:
Institutional Shares	$130,021	$402,042
Investor Shares[1]	2,121	—
Total	$132,142	$402,042

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

5. Shares of beneficial interest

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended August 31, 2014	Year Ended August 31, 2013
Institutional Shares
Shares sold	1,379,476,877	1,677,750,061
Shares issued on reinvestment	64,480	248,679
Shares repurchased	(1,751,342,507)	(1,972,099,444)
Net decrease	(371,801,150)	(294,100,704)

Investor Shares[1]
Shares sold	92,256,356	—
Shares issued on reinvestment	1,899	—
Shares repurchased	(56,342,784)	—
Net increase	35,915,471	—

[1]	For the period December 23, 2013 (inception date) to August 31, 2014.

Because the Fund has maintained a $1.00 net asset value per share from inception, the number of shares sold, shares issued on reinvestment of dividends declared, and shares repurchased, is equal to the dollar amount shown in the Statements of Changes in Net Assets for the corresponding fund share transactions.

Western Asset Institutional Tax Free Reserves 2014 Annual Report	17

Notes to financial statements (cont’d)

6. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions per share:

Record Date Payable Date	Institutional Shares	Investor Shares
Daily 9/30/2014	$0.000016	$0.000008

The tax character of distributions paid during the fiscal years ended August 31, were as follows:

	2014	2013
Distributions Paid From:
Tax-Exempt Income	$132,142	$402,042

As of August 31, 2014, there were no significant differences between the book and tax components of net assets.

During the taxable year ended August 31, 2014, the Fund utilized $514 of its capital loss carryforward available from prior years. As of August 31, 2014, the Fund had the following net capital loss carryforward remaining:

Year of Expiration	Amount
8/31/2017	$(78,520)
8/31/2018	(4,808)
8/31/2019	(104)
$(83,432)

These amounts will be available to offset any future taxable capital gains.

7. Money market fund reform

In July 2014, the U.S. Securities and Exchange Commission adopted money market fund reform to address potential systemic risks associated with money market funds and to improve transparency for money market fund investors. The reforms will require institutional prime and institutional municipal money market funds to sell and redeem shares at prices based on their market value (a floating net asset value). The reforms will also allow money market funds to impose liquidity fees and suspend redemptions temporarily, and will impose new requirements related to diversification, stress testing, and disclosure. As a result, the Fund may be required to implement changes that will impact and may adversely affect the Fund and its investors. The new rules will take effect in stages over the next two years.

18	Western Asset Institutional Tax Free Reserves 2014 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Institutional Trust:

We have audited the accompanying statement of assets and liabilities of Western Asset Institutional Tax Free Reserves (the “Fund”), a series of Legg Mason Partners Institutional Trust, as of August 31, 2014, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2014, by examination of the underlying Tax Free Reserves Portfolio. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Western Asset Institutional Tax Free Reserves Fund as of August 31, 2014, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 17, 2014

Western Asset Institutional Tax Free Reserves 2014 Annual Report	19

Additional information (unaudited)

Information about Trustees and Officers

The business and affairs of Western Asset Institutional Tax Free Reserves (the “Fund”) are conducted by management under the supervision and subject to the direction of its Board of Trustees. The business address of each Trustee is c/o Kenneth D. Fuller, Legg Mason, 100 International Drive, 11th Floor, Baltimore, Maryland 21202. Information pertaining to the Trustees and officers of the Fund is set forth below.

The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling the Fund at 1-877-721-1926 or 1-203-703-6002.

Independent Trustees†:
Elliott J. Berv
Year of birth	1943
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	President and Chief Executive Officer, Catalyst (consulting) (since 1984); formerly, Chief Executive Officer, Rocket City Enterprises (media) (2000 to 2005)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

Jane F. Dasher
Year of birth	1949
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1999
Principal occupation(s) during past five years	Chief Financial Officer, Long Light Capital, LLC, formerly known as Korsant Partners, LLC (a family investment company) (since 1997)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

Mark T. Finn
Year of birth	1943
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	Adjunct Professor, College of William & Mary (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment management) (since 1988); Principal/Member, Balvan Partners (investment management) (2002 to 2009)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

20	Western Asset Institutional Tax Free Reserves

Independent Trustees cont’d
Stephen R. Gross
Year of birth	1947
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1986
Principal occupation(s) during past five years	Chairman Emeritus (since 2011) and formerly Chairman, HLB Gross Collins, P.C. (accounting and consulting firm) (1974 to 2011); Executive Director of Business Builders Team, LLC (since 2005); Principal, Gross Consulting Group, LLC (since 2011); CEO, Gross Capital Advisors, LLC (since 2011); CEO, Trusted CFO Solutions, LLC (since 2011)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

Richard E. Hanson, Jr.
Year of birth	1941
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1985
Principal occupation(s) during past five years	Retired; formerly Headmaster, The New Atlanta Jewish Community High School, Atlanta, Georgia (1996 to 2000)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

Diana R. Harrington
Year of birth	1940
Position(s) with Trust	Trustee and Chair
Term of office[1] and length of time served[2]	Since 1992 and since 2013
Principal occupation(s) during past five years	Babson Distinguished Professor of Finance, Babson College (since 1992)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

Susan M. Heilbron
Year of birth	1945
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Retired; formerly, President, Lacey & Heilbron (communications consulting) (1990 to 2002); formerly, General Counsel and Executive Vice President, The Trump Organization (1986 to 1990); formerly, Senior Vice President, New York State Urban Development Corporation (1984 to 1986); formerly, Associate, Cravath, Swaine & Moore (1980 to 1984) and (1977 to 1979)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	Formerly, Director, Lincoln Savings Bank, FSB (1991 to 1994); formerly, Director, Trump Shuttle, Inc. (air transportation) (1989 to 1990); formerly, Director, Alexander’s Inc. (department store) (1987 to 1990)

Western Asset Institutional Tax Free Reserves	21

Additional information (unaudited) (cont’d)

Information about Trustees and Officers

Independent Trustees cont’d
Susan B. Kerley
Year of birth	1951
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Investment Consulting Partner, Strategic Management Advisors, LLC (investment consulting) (since 1990)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	Director and Trustee (since 1990) and formerly, Chairman (2005 to 2012) of various series of MainStay Family of Funds (66 funds); Investment Company Institute (ICI) Board of Governors (since 2006); ICI Executive Committee (since 2011); Chairman of the Independent Directors Council (since 2012)

Alan G. Merten
Year of birth	1941
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	President Emeritus (since 2012) and formerly, President, George Mason University (1996 to 2012)
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	Director Emeritus (since 2012) and formerly, Director, Cardinal Financial Corporation (2006 to 2012); Trustee, First Potomac Realty Trust (since 2005); Director, DeVry Inc. (educational services) (since 2012); formerly, Director, Xybernaut Corporation (information technology) (2004 to 2006); formerly, Director, Digital Net Holdings, Inc. (2003 to 2004); formerly, Director, Comshare, Inc. (information technology) (1985 to 2003)

R. Richardson Pettit
Year of birth	1942
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	Retired; formerly, Duncan Professor of Finance, University of Houston (1977 to 2006); previous academic or management positions include: University of Washington, University of Pennsylvania and Purdue University
Number of funds in fund complex overseen by Trustee	53
Other board memberships held by Trustee during past five years	None

22	Western Asset Institutional Tax Free Reserves

Interested Trustee and Officer:
Kenneth D. Fuller[3]
Year of birth	1958
Position(s) with Trust	Trustee, President, and Chief Executive Officer
Term of office[1] and length of time served[2]	Since 2013
Principal occupation(s) during past five years	Managing Director of Legg Mason & Co., LLC (“Legg Mason & Co.”) (since 2013); Officer and/or Trustee/Director of 169 funds associated with Legg Mason Fund Advisor, LLC (“LMPFA”) or its affiliates (since 2013); President and Chief Executive Officer of LMPFA (since 2013); President and Chief Executive Officer of LM Asset Services, LLC (“LMAS”) and Legg Mason Fund Asset Management Inc. (“LMFAM”) (formerly registered investment advisers) (since 2013); formerly, Senior Vice President of LMPFA (2012 to 2013); formerly, Director of Legg Mason & Co. (2012 to 2013); formerly, Vice President of Legg Mason & Co. (2009 to 2012); formerly, Vice President – Equity Division of T. Rowe Price Associates (1993 to 2009), as well as Investment Analyst and Portfolio Manager for certain asset allocation accounts (2004 to 2009).
Number of funds in fund complex overseen by Trustee	157
Other board memberships held by Trustee during past five years	None

Additional Officers:

Ted P. Becker Legg Mason 620 Eighth Avenue, 49th Floor, New York, NY 10018
Year of birth	1951
Position(s) with Trust	Chief Compliance Officer
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance of Legg Mason & Co. (since 2005); Chief Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006)

Western Asset Institutional Tax Free Reserves	23

Additional information (unaudited) (cont’d)

Information about Trustees and Officers

Additional Officers cont’d
Susan Kerr Legg Mason 620 Eighth Avenue, 49th Floor, New York, NY 10018
Year of birth	1949
Position(s) with Trust	Chief Anti-Money Laundering Compliance Officer
Term of office[1] and length of time served[2]	Since 2013
Principal occupation(s) during past five years	Assistant Vice President of Legg Mason & Co. and Legg Mason Investor Services, LLC (“LMIS”) (since 2010); Chief Anti-Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2013) and Anti-Money Laundering Compliance Officer of LMIS (since 2012); Senior Compliance Officer of LMIS (since 2011); formerly, AML Consultant, DTCC (2010); formerly, AML Consultant, Rabobank Netherlands, (2009); formerly, First Vice President, Director of Marketing & Advertising Compliance and Manager of Communications Review Group at Citigroup Inc. (1996 to 2008)

Vanessa A. Williams Legg Mason 100 First Stamford Place, 6th Floor, Stamford, CT 06902
Year of birth	1979
Position(s) with Trust	Identity Theft Prevention Officer
Term of office[1] and length of time served[2]	Since 2011
Principal occupation(s) during past five years	Vice President of Legg Mason & Co. (since 2012); Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); formerly, Chief Anti-Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (2011 to 2013); formerly, Senior Compliance Officer of Legg Mason & Co. (2008 to 2011); formerly, Compliance Analyst of Legg Mason & Co. (2006 to 2008) and Legg Mason & Co. predecessors (prior to 2006)

Robert I. Frenkel Legg Mason 100 First Stamford Place, 6th Floor, Stamford, CT 06902
Year of birth	1954
Position(s) with Trust	Secretary and Chief Legal Officer
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Vice President and Deputy General Counsel of Legg Mason (since 2006); Managing Director and General Counsel of Global Mutual Funds for Legg Mason & Co. (since 2006) and Legg Mason & Co. predecessors (since 1994); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006)

24	Western Asset Institutional Tax Free Reserves

Additional Officers cont’d
Thomas C. Mandia Legg Mason 100 First Stamford Place, 6th Floor, Stamford, CT 06902
Year of birth	1962
Position(s) with Trust	Assistant Secretary
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Managing Director and Deputy General Counsel of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005); Secretary of LMPFA (since 2006); Assistant Secretary of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006); Secretary to LMAS (since 2002) and LMFAM (since 2013)

Richard F. Sennett Legg Mason 100 International Drive, 7th Floor, Baltimore, MD 21202
Year of birth	1970
Position(s) with Trust	Principal Financial Officer
Term of office[1] and length of time served[2]	Since 2011
Principal occupation(s) during past five years	Principal Financial Officer and Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011 and since 2013); Managing Director of Legg Mason & Co. and Senior Manager of the Treasury Policy group for Legg Mason & Co.’s Global Fiduciary Platform (since 2011); formerly, Chief Accountant within the SEC’s Division of Investment Management (2007 to 2011); formerly, Assistant Chief Accountant within the SEC’s Division of Investment Management (2002 to 2007)

Steve Frank Legg Mason 620 Eighth Avenue, 49th Floor, New York, NY 10018
Year of birth	1967
Position(s) with Trust	Treasurer
Term of office[1] and length of time served[2]	Since 2014
Principal occupation(s) during past five years	Vice President of Legg Mason & Co. and Legg Mason & Co. predecessors (since 2002); Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2010); formerly, Controller of certain mutual funds associated with Legg Mason & Co. or its affiliates (prior to 2010); formerly, Assistant Controller of certain mutual funds associated with Legg Mason & Co. predecessors (prior to 2005)

Western Asset Institutional Tax Free Reserves	25

Additional information (unaudited) (cont’d)

Information about Trustees and Officers

Additional Officers cont’d
Jeanne M. Kelly Legg Mason 620 Eighth Avenue, 49th Floor, New York, NY 10018
Year of birth	1951
Position(s) with Trust	Senior Vice President
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Senior Vice President of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of LMPFA (since 2006) and LMFAM (since 2013); Managing Director of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005)

†	Trustees who are not “interested persons” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

[1]	Each Trustee and officer serves until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

[2]	Indicates the earliest year in which the Trustee became a board member for a fund in the Legg Mason fund complex or the officer took such office.

[3]	Mr. Fuller is an “interested person” of the Fund, as defined in the 1940 Act, because of his position with LMPFA and/or certain of its affiliates.

26	Western Asset Institutional Tax Free Reserves

Important tax information (unaudited)

All of the net investment income distributions paid monthly by the Fund during the taxable year ended August 31, 2014 qualify as tax-exempt interest dividends for Federal income tax purposes.

Please retain this information for your records.

Western Asset Institutional Tax Free Reserves	27

Schedule of investments

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 99.9%
Alabama — 3.8%
Huntsville, AL, Health Care Authority, TECP:
Huntsville Hospital	0.100%	9/4/14	$16,950,000	$16,950,000
Huntsville Hospital	0.070%	9/16/14	8,800,000	8,800,000
Total Alabama				25,750,000
Arizona — 0.5%
Arizona State School Facilities Board Revenue	5.000%	1/1/15	100,000	101,581
Maricopa County, AZ, IDA, MFH Revenue, Refunding, Sonora Vista II Apartments, LOC-Wells Fargo Bank N.A.	0.200%	12/1/39	1,135,000	1,135,000	(a)(b)(c)
Phoenix, AZ, IDA, MFH Revenue, Refunding, Sunrise Vista Apartments-A, LOC-Wells Fargo Bank N.A.	0.200%	6/1/31	1,990,000	1,990,000	(a)(b)(c)
Total Arizona				3,226,581
California — 11.1%
ABAG Finance Authority for Nonprofit Corp., CA, Revenue, Pathways Home Health Hospice, LOC-U.S. Bank	0.060%	10/1/34	4,480,000	4,480,000	(a)(b)
Alameda County, CA, IDA Revenue, JMS Family Partnership, LOC-Wells Fargo Bank N.A.	0.060%	10/1/25	2,230,000	2,230,000	(a)(b)(c)
California Infrastructure & Economic Development Bank Revenue:
Buck Institute for Age Research, LOC-U.S. Bank N.A.	0.040%	11/15/37	3,375,000	3,375,000	(a)(b)
Loyola High School District, LOC-First Republic Bank, FHLB	0.050%	12/1/35	4,800,000	4,800,000	(a)(b)
California State Health Facilities Financing Authority Revenue, Scripps Health, LOC-Northern Trust Co.	0.040%	10/1/31	500,000	500,000	(a)(b)
California State PCFA, PCR, Pacific Gas & Electric, LOC-JPMorgan Chase	0.020%	11/1/26	300,000	300,000	(a)(b)
California State PCFA, Solid Waste Disposal Revenue:
Bay Counties Waste Services Inc., LOC-Comerica Bank	0.090%	8/1/41	3,560,000	3,560,000	(a)(b)(c)
Burrtec Waste Group Inc., LOC-U.S. Bank N.A.	0.080%	10/1/38	5,210,000	5,210,000	(a)(b)(c)
Crown Disposal Co. Inc., LOC-Union Bank N.A.	0.050%	9/1/30	2,750,000	2,750,000	(a)(b)
Metropolitan Recycling LLC Project, LOC-Comerica Bank	0.090%	6/1/42	1,620,000	1,620,000	(a)(b)(c)
Mill Valley Refuse Service Inc. Project, LOC-Comerica Bank	0.090%	2/1/44	1,165,000	1,165,000	(a)(b)(c)
Recycling Industries Inc. Project, LOC-Comerica Bank	0.090%	11/1/41	2,210,000	2,210,000	(a)(b)(c)
California State, GO:
Kindergarten, LOC-Citibank N.A.	0.030%	5/1/34	255,000	255,000	(a)(b)
LOC-Bank of Montreal	0.040%	5/1/33	2,870,000	2,870,000	(a)(b)
California Statewide CDA Revenue:
Kaiser Permanente	0.030%	4/1/36	1,400,000	1,400,000	(a)(b)
Kaiser Permanente	0.030%	4/1/38	1,200,000	1,200,000	(a)(b)
Kaiser Permanente	0.030%	4/1/46	6,800,000	6,800,000	(a)(b)

See Notes to Financial Statements.

28	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
California — continued
California Statewide CDA, MFH Revenue, David Avenue Apartments, FHLMC, LIQ-FHLMC	0.060%	12/1/42	$880,000	$880,000	(a)(b)(c)
Calleguas-Las Virgenes, CA, Public Financing Authority Revenue, Municipal Water District Project, LOC-Wells Fargo Bank N.A.	0.030%	7/1/37	700,000	700,000	(a)(b)
Central Basin Municipal Water District, CA, COP, LOC-U.S. Bank N.A.	0.030%	8/1/37	2,075,000	2,075,000	(a)(b)
Irvine, CA, USD Special Tax Revenue, Community Facilities District No. 09-1, LOC-U.S. Bank N.A.	0.030%	9/1/51	1,300,000	1,300,000	(a)(b)
Long Beach, CA, Health Facilities Revenue, Memorial Health Services	0.040%	10/1/16	550,000	550,000	(a)(b)
Los Angeles, CA, Department of Water & Power Revenue:
Royal Bank of Canada	0.020%	7/1/35	2,300,000	2,300,000	(a)(b)
SPA-Bank of America N.A., Bayerische Landesbank, Dexia Credit Local, JPMorgan Chase, Landesbank Baden-Wurttemberg, State Street Bank & Trust Co., Westdeutsche Landesbank	0.030%	7/1/34	800,000	800,000	(a)(b)
Subordinated, SPA-Bank of America	0.020%	7/1/34	4,700,000	4,700,000	(a)(b)
Madera, CA, Public Financing Authority Lease Revenue, Municipal Golf Course Refing Project, LOC-Union Bank N.A.	0.050%	11/1/23	925,000	925,000	(a)(b)
Sacramento County, CA, Housing Authority, MFH Revenue, Chesapeake Commons, Wasatch Pool Holdings LLC, FNMA, LIQ-FNMA	0.060%	2/15/31	12,200,000	12,200,000	(a)(b)(c)
San Diego County, CA, Regional Transportation Commission, Sales Tax Revenue, SPA-JPMorgan Chase	0.050%	4/1/38	500,000	500,000	(a)(b)
San Mateo County, CA, Joint Powers Financing Authority, Lease Revenue, Public Safety Project, LOC-Wells Fargo Bank N.A.	0.050%	4/1/39	575,000	575,000	(a)(b)
Santa Clara Valley, CA, Transportation Authority, Sales Tax Revenue:
SPA-JPMorgan Chase	0.030%	4/1/36	500,000	500,000	(a)(b)
SPA-Sumitomo Mitsui Banking	0.030%	4/1/36	375,000	375,000	(a)(b)
SPA-Sumitomo Mitsui Banking	0.040%	4/1/36	200,000	200,000	(a)(b)
Southern California State Public Power Authority Revenue, Magnolia Power Project, LOC-Wells Fargo Bank	0.030%	7/1/36	500,000	500,000	(a)(b)
University of California, CA, Revenues	0.030%	5/15/48	1,000,000	1,000,000	(a)(b)
Total California				74,805,000
Colorado — 0.8%
Colorado Educational and Cultural Facilities, Nature Conservancy, Project A	0.060%	7/1/27	334,000	334,000	(a)(b)
Colorado Housing & Finance Authority, Multi-Family, SPA-FHLB	0.080%	10/1/21	1,485,000	1,485,000	(a)(b)(c)
Colorado Springs, CO, Revenue, Utilities Revenue, Subordinated Lien, SPA-Dexia Credit Local	0.070%	11/1/23	3,500,000	3,500,000	(a)(b)
Total Colorado				5,319,000

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	29

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Connecticut — 4.9%
Connecticut Innovations Inc., CT, Revenue, Connecticut State General Fund Obligation	4.000%	4/15/15	$200,000	$204,652
Connecticut State HEFA Revenue:
Choate Rosemary Hall, LOC-JPMorgan Chase	0.050%	7/1/37	4,800,000	4,800,000	(a)(b)
Hospital for Special Care, LOC-Webster Bank N.A., FHLB	0.050%	7/1/37	1,210,000	1,210,000	(a)(b)
Hotchkiss School, SPA-U.S. Bank N.A.	0.050%	7/1/30	3,000,000	3,000,000	(a)(b)
Trinity College, LOC-JPMorgan Chase	0.050%	7/1/34	1,265,000	1,265,000	(a)(b)
Wesleyan University	0.030%	7/1/40	4,700,000	4,700,000	(a)(b)
Yale University	0.020%	7/1/35	1,030,000	1,030,000	(a)(b)
Yale University	0.030%	7/1/35	3,100,000	3,100,000	(a)(b)
Yale University	0.020%	7/1/36	1,040,000	1,040,000	(a)(b)
Yale University	0.030%	7/1/36	1,000,000	1,000,000	(a)(b)
Connecticut State HFA Revenue	1.100%	11/15/14	200,000	200,338
Connecticut State HFA, Housing Mortgage Finance Program Revenue:
LOC-Bank of Tokyo-Mitsubishi UFJ	0.060%	11/15/34	980,000	980,000	(a)(b)
SPA-Bank of Tokyo-Mitsubishi UFJ	0.070%	5/15/34	4,200,000	4,200,000	(a)(b)
SPA-Bank of Tokyo-Mitsubishi UFJ	0.050%	11/15/34	900,000	900,000	(a)(b)
SPA-Bank of Tokyo-Mitsubishi UFJ	0.070%	11/15/41	2,200,000	2,200,000	(a)(b)
SPA-Barclays Bank PLC	0.040%	5/15/35	1,270,000	1,270,000	(a)(b)
SPA-FHLB	0.070%	5/15/31	700,000	700,000	(a)(b)(c)
Litchfield, CT, GO, BAN	1.000%	2/5/15	540,000	541,738
Stamford, CT, Housing Authority, Multi-Family Revenue, Fairfield Apartments Project, FHLMC	0.040%	12/1/28	1,000,000	1,000,000	(a)(b)(c)
Total Connecticut				33,341,728
Delaware — 0.3%
University of Delaware Revenue, SPA-Bank of America N.A.	0.050%	11/1/34	1,950,000	1,950,000	(a)(b)
District of Columbia — 0.3%
District of Columbia Income Tax Secured Revenue	4.000%	12/1/14	200,000	201,854
District of Columbia Revenue, American Sociological Association, LOC-PNC Bank N.A.	0.060%	12/1/37	1,600,000	1,600,000	(a)(b)
Total District of Columbia				1,801,854
Florida — 3.8%
Florida Housing Finance Corp., Multi-Family Mortgage Revenue, Cutler Riverside Preservation Apartments, FHLMC, LIQ-FHLMC	0.070%	6/1/48	4,900,000	4,900,000	(a)(b)(c)
Florida State Water Pollution Control Financing Corp. Revenue, Water Pollution Control	4.000%	1/15/15	150,000	152,081
Gainesville, FL, Utilities System Revenue, SPA-JPMorgan Chase	0.030%	10/1/42	2,100,000	2,100,000	(a)(b)
Highlands County, FL, Health Facilities Authority Revenue:
Adventist Health System	0.040%	11/15/32	300,000	300,000	(a)(b)

See Notes to Financial Statements.

30	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Florida — continued
Adventist Health System	0.040%	11/15/34	$2,900,000	$2,900,000	(a)(b)
Hospital Adventist Health System	0.040%	11/15/33	2,600,000	2,600,000	(a)(b)
Marion County, FL, HFA Revenue, Paddock Apartments, FNMA, LIQ-FNMA	0.060%	10/15/32	1,180,000	1,180,000	(a)(b)
Miami-Dade County, FL, Special Obligation, Juvenile Courthouse, AMBAC, LOC-TD Bank N.A.	0.040%	4/1/43	1,250,000	1,250,000	(a)(b)
Orange County, FL, Housing Finance Authority, Walk Apartments LLC, FNMA, LIQ-FNMA	0.050%	6/1/25	3,305,000	3,305,000	(a)(b)
Palm Beach County, FL, GO	5.500%	12/1/14	100,000	101,304
Palm Beach County, FL, Public Improvement Revenue, Biomedical Research Park Project, XLCA	4.500%	11/1/14	300,000	302,116
Palm Beach County, FL, Water & Sewer Revenue, Florida Power & Light Co. Reclaimed Water Project	5.000%	10/1/14	115,000	115,436
Sarasota County, FL, Public Hospital District Revenue, Sarasota Memorial Hospital, LOC-Northern Trust Co.	0.020%	7/1/37	3,500,000	3,500,000	(a)(b)
Volusia County, FL, HFA, MFH Revenue, Cape Morris Cove Apartments II, LOC-FHLB & JPMorgan Chase	0.070%	10/15/42	2,690,000	2,690,000	(a)(b)(c)
Total Florida				25,395,937
Georgia — 6.1%
Cobb County, GA, Housing Authority Revenue, Walton Reserve Apartments Project, LOC-FHLB & SunTrust Bank	0.050%	10/1/35	15,250,000	15,250,000	(a)(b)(c)
Coweta County, GA, Development Authority Revenue, W.Y. Newnan Holding LLC Project, LOC-Wells Fargo Bank N.A.	0.200%	4/1/32	3,790,000	3,790,000	(a)(b)(c)
De Kalb County, GA, Housing Authority, MFH Revenue, Friendly Heights LP, LOC-FHLMC	0.070%	5/1/34	6,860,000	6,860,000	(a)(b)(c)
Fulton County, GA, Development Authority Revenue, Shepherd Center Inc., LOC-FHLB, SunTrust Bank	0.040%	9/1/35	3,125,000	3,125,000	(a)(b)
Georgia State, GO	5.000%	10/1/14	100,000	100,393
Georgia State, GO	4.000%	1/1/15	100,000	101,251
Georgia State, GO	4.800%	4/1/15	250,000	256,607
Gwinnett County, GA, Development Authority, IDR, Barco Inc. Project, LOC-Branch Banking & Trust	0.090%	11/1/20	5,060,000	5,060,000	(a)(b)(c)
Gwinnett County, GA, GO	5.000%	1/1/15	400,000	406,316
Metropolitan Atlanta Rapid Transit Authority, GA, Sales Tax Revenue, PNC Bank	0.050%	7/1/25	200,000	200,000	(a)(b)
Private Colleges & Universities Authority, GA, Educational Facilities Revenue, Agnes Scott College, LOC-Wells Fargo Bank N.A.	0.050%	6/1/23	840,000	840,000	(a)(b)
Savannah, GA, EDA Revenue, Savannah Country Day School, LOC-Branch Banking & Trust	0.040%	5/1/32	395,000	395,000	(a)(b)
Stephens County, GA, Development Authority, IDR, CMC of Georgia Inc. Project, LOC-Branch Banking & Trust	0.090%	8/1/21	4,400,000	4,400,000	(a)(b)(c)
Total Georgia				40,784,567

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	31

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Illinois — 8.4%
Bloomington & Normal, IL, Airport Authority Revenue, Central Illinois Regional Airport, LOC-Northern Trust Co.	0.090%	1/1/27	$2,320,000	$2,320,000	(a)(b)
Chicago, IL, Midway Airport Revenue, LOC-Bank of Montreal	0.080%	1/1/35	5,245,000	5,245,000	(a)(b)(c)
Chicago, IL, Renaissance Center LP, LOC-Harris Trust and Savings Bank	0.160%	10/1/34	2,380,000	2,380,000	(a)(b)(c)
Chicago, IL, Tax Increment Revenue, Tax Allocation Bonds, Near North Redevelopment Project, Senior Lien, LOC-Bank of New York Mellon	0.070%	1/1/19	8,035,000	8,035,000	(a)(b)
Evanston, IL, GO, Corporate Purpose	2.000%	12/1/14	450,000	451,943
Illinois Development Finance Authority Revenue, Evanston Northwestern, SPA-JPMorgan Chase	0.020%	5/1/31	2,500,000	2,500,000	(a)(b)
Illinois Finance Authority Revenue:
Dominican University, LOC-JPMorgan Chase	0.080%	3/1/36	3,865,000	3,865,000	(a)(b)
Everest Academy of Lemont Inc., LOC-First Midwest Bank N.A., FHLB	0.150%	2/1/34	355,000	355,000	(a)(b)
GO, Latin School Project, LOC-JPMorgan Chase	0.050%	8/1/35	1,000,000	1,000,000	(a)(b)
Northwestern Memorial Hospital	0.050%	8/15/42	8,135,000	8,135,000	(a)(b)
Illinois Housing Development Authority, MFH Revenue, Galesburg Towers Associates II, LOC-Harris N.A.	0.180%	12/1/35	3,580,000	3,580,000	(a)(b)(c)
Illinois State Development Finance Authority, Fenwick High School Project Revenue, LOC - PNC Bank N.A.	0.050%	3/1/32	3,300,000	3,300,000	(a)(b)
Illinois State Finance Authority Revenue, OSF Healthcare System, LOC-PNC Bank N.A.	0.050%	11/15/37	2,500,000	2,500,000	(a)(b)
Illinois State Finance Authority, MFH Revenue, Liberty Towers Associates, LOC-Harris N.A.	0.070%	10/1/39	3,240,000	3,240,000	(a)(b)
Illinois State Housing Development Authority Revenue, Florida House	0.060%	7/1/41	2,675,000	2,675,000	(a)(b)(c)
Illinois State Toll Highway Authority, Toll Highway Revenue, LOC-PNC Bank N.A.	0.050%	7/1/30	2,000,000	2,000,000	(a)(b)
Lombard, IL, Revenue, National University Health Sciences Project, LOC-JPMorgan Chase	0.050%	6/1/36	140,000	140,000	(a)(b)
Peoria, IL, Multi-Family Revenue, Housing, Oak Woods Apartments Project, FNMA, LIQ-FNMA	0.070%	10/15/28	2,800,000	2,800,000	(a)(b)(c)
University of Illinois, COP, PART, SPA-Bank of America	0.070%	8/15/21	1,750,000	1,750,000	(a)(b)
Total Illinois				56,271,943
Indiana — 1.2%
Hobart, IN, EDR, Albanese Confectionery, LOC-Harris N.A.	0.160%	7/1/31	2,235,000	2,235,000	(a)(b)(c)
Indiana Finance Authority Midwestern Disaster Relief Revenue, Ohio Valley Electric Corp. Project, LOC-Bank of Nova Scotia	0.050%	6/1/40	1,000,000	1,000,000	(a)(b)
Indiana State Finance Authority Revenue:
Lease Appropriation, SPA-JPMorgan Chase	0.040%	2/1/37	1,000,000	1,000,000	(a)(b)
State Revolving Fund	5.000%	2/1/15	300,000	305,897

See Notes to Financial Statements.

32	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Indiana — continued
Indiana State Finance Authority, Environmental Revenue, Duke Energy Indiana Inc. Project, LOC-Sumitomo Mitsui Banking	0.020%	10/1/40	$3,555,000	$3,555,000	(a)(b)
Indianapolis, IN, MFH Revenue, Washington Pointe LP Project, FNMA, LIQ-FNMA	0.050%	4/15/39	295,000	295,000	(a)(b)
Total Indiana				8,390,897
Iowa — 0.6%
Iowa Finance Authority, IDR, Embria Health Sciences Project, LOC-Wells Fargo Bank	0.200%	6/1/32	1,340,000	1,340,000	(a)(b)(c)
Iowa State Finance Authority Health Facilities Revenue, Unity Point HealthCare, LOC-Union Bank N.A.	0.050%	2/15/39	2,465,000	2,465,000	(a)(b)
Total Iowa				3,805,000
Kentucky — 3.7%
Berea, KY:
Educational Facilities Revenue, Berea College Project	0.040%	6/1/29	3,890,000	3,890,000	(a)(b)
Educational Facilities Revenue, Berea College Project	0.040%	6/1/32	9,245,000	9,245,000	(a)(b)
Boone County, KY, Industrial Building Revenue, Kiswel Inc. Project, LOC-Branch Banking & Trust	0.090%	5/1/27	3,835,000	3,835,000	(a)(b)(c)
Kentucky Economic Development Finance Authority, Hospital Facilities Revenue, Baptist Healthcare System, LOC-Branch Banking & Trust	0.040%	8/15/38	4,400,000	4,400,000	(a)(b)
Richmond, KY, League of Cities Funding Trust, Lease Program Revenue, LOC-U.S. Bank	0.060%	3/1/36	2,455,000	2,455,000	(a)(b)
Williamstown, KY, League of Cities Funding Trust Lease Revenue, LOC-U.S. Bank N.A.	0.060%	7/1/38	1,255,000	1,255,000	(a)(b)
Total Kentucky				25,080,000
Louisiana — 0.7%
Louisiana State PFA Revenue:
Tiger Athletic Foundation, LOC-Capital One N.A., FHLB	0.050%	9/2/33	2,260,000	2,260,000	(a)(b)
Tiger Athletic Foundation, LOC-Capital One N.A., FHLB	0.050%	9/2/39	2,275,000	2,275,000	(a)(b)
Total Louisiana				4,535,000
Maryland — 1.1%
Howard County, MD, Revenue, Glenelg Country School, LOC-PNC Bank N.A.	0.060%	7/1/26	2,375,000	2,375,000	(a)(b)
Maryland State Community Development Administration, Department of Housing & Community Development Revenue, Residential, SPA-TD Bank N.A.	0.040%	9/1/43	3,000,000	3,000,000	(a)(b)
Maryland State Health & Higher EFA Revenue, University of Maryland Medical System, LOC-TD Bank N.A.	0.040%	7/1/41	900,000	900,000	(a)(b)
Maryland State, GO, State and Local Facilities Loan	5.000%	2/15/15	100,000	102,161
Montgomery County, MD, GO, Public Improvement	5.000%	5/1/15	100,000	103,135

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	33

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Maryland — continued
Prince Georges County, MD, GO:
Consolidated Public Improvement	5.000%	10/1/14	$125,000	$125,485
Public Improvement	4.000%	9/15/14	500,000	500,730
Washington, MD, Suburban Sanitary District, GO, Consolidated Public Improvement	4.000%	6/1/15	150,000	154,212
Total Maryland				7,260,723
Massachusetts — 2.7%
Haverhill, MA, GO, State Aid Anticipation Notes	1.250%	12/12/14	1,000,000	1,002,497
Massachusetts State DFA Revenue:
Partners Healthcare System Inc., LOC-U.S. Bank NA	0.030%	7/1/48	3,000,000	3,000,000	(a)(b)
Partners Healthcare Systems Inc., SPA-Wells Fargo Bank N.A.	0.030%	7/1/46	1,500,000	1,500,000	(a)(b)
Massachusetts State DFA, MFH Revenue, Archstone Readstone, LOC-FHLMC	0.070%	12/1/37	2,600,000	2,600,000	(a)(b)(c)
Massachusetts State HEFA Revenue:
Partners Healthcare Systems, SPA-JPMorgan Chase	0.030%	7/1/27	5,000,000	5,000,000	(a)(b)
Pool Loan Program, LOC-TD Bank N.A.	0.040%	2/1/38	1,120,000	1,120,000	(a)(b)
Massachusetts State Water Pollution Abatement Trust Revenue, Pool Program	5.000%	8/1/15	115,000	119,945
Massachusetts State Water Resources Authority Revenue, SPA-JPMorgan Chase	0.060%	8/1/37	3,765,000	3,765,000	(a)(b)
Total Massachusetts				18,107,442
Michigan — 0.4%
Michigan State Strategic Fund Ltd. Obligation Revenue, Kroger Co. Recovery Zone, LOC-Bank of Tokyo-Mitsubishi UFJ	0.050%	1/1/26	2,400,000	2,400,000	(a)(b)
Minnesota — 1.9%
Metropolitan Council, Minneapolis-St. Paul Metropolitan Area, GO, TRAN	5.000%	3/1/15	300,000	307,110
Rochester, MN, Health Care Facilities Revenue:
Mayo Clinic, SPA-Northern Trust Co.	0.030%	11/15/38	11,100,000	11,100,000	(a)(b)
Mayo Foundation, SPA-Bank of America N.A.	0.030%	8/15/32	1,100,000	1,100,000	(a)(b)
St. Paul, MN, Sewer Revenue	2.000%	12/1/14	300,000	301,301
Total Minnesota				12,808,411
Mississippi — 2.6%
Mississippi Business Finance Commission Gulf Opportunity Zone Revenue, Chevron U.S.A. Inc.	0.020%	11/1/35	4,200,000	4,200,000	(a)(b)
Mississippi State Business Finance Commission Gulf Opportunity Revenue:
Chevron U.S.A. Inc.	0.020%	11/1/35	5,000,000	5,000,000	(a)(b)
Chevron U.S.A. Inc.	0.040%	11/1/35	8,200,000	8,200,000	(a)(b)
Total Mississippi				17,400,000

See Notes to Financial Statements.

34	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Missouri — 2.1%
Missouri State HEFA Revenue, Washington University, SPA-JPMorgan Chase	0.020%	9/1/30	$1,500,000	$1,500,000	(a)(b)
Springfield, MO, IDA Revenue, McIntosh Holdings LLC Project, LOC-U.S. Bank N.A.	0.070%	9/1/26	1,745,000	1,745,000	(a)(b)(c)
St. Charles County, MO, IDA Revenue, Newco Enterprises Inc. Project, LOC-BMO Harris Bank N.A.	0.060%	12/1/29	4,100,000	4,100,000	(a)(b)(c)
Washington, MO, Industrial Revenue, Pauwels Transformers Inc. Project, LOC-HSBC Bank USA NA	0.250%	12/1/28	6,845,000	6,845,000	(a)(b)(c)
Total Missouri				14,190,000
Nebraska — 0.1%
Lincoln West Haymarket, NE, Joint Public Agency, GO	2.000%	12/15/14	320,000	321,580
Lincoln, NE, GO	1.500%	12/1/14	500,000	501,581
Total Nebraska				823,161
Nevada — 0.1%
Nevada State Unemployment Compensation Fund Special Revenue	2.000%	12/1/14	400,000	401,732
New Hampshire — 0.4%
New Hampshire State Business Finance Authority Revenue, The Mark H. Wentworth Home, LOC-TD Bank N.A.	0.040%	12/1/36	1,295,000	1,295,000	(a)(b)
New Hampshire State HEFA Revenue, University System	0.100%	7/1/33	1,360,000	1,360,000	(a)(b)
Total New Hampshire				2,655,000
New Jersey — 3.8%
Bergen County, NJ, Improvement Authority Revenue, County GTD	5.000%	12/15/14	500,000	506,847
East Brunswick Township, NJ, GO, BAN	1.000%	3/20/15	2,755,000	2,766,745
Hudson County, NJ, Improvement Authority Revenue, County GTD Pooled Notes	1.000%	5/13/15	3,150,000	3,165,717
Hunterdon, NJ, Central Regional High School District, GO	3.000%	9/15/14	210,000	210,218
Lakewood Township, NJ, GO, BAN	1.000%	4/9/15	2,500,000	2,506,890
Lower Township, NJ, Municipal Utilities Authority Revenue	2.000%	12/1/14	215,000	215,850
Monmouth County, NJ, Improvement Authority Revenue, Governmental Pooled Loan Notes, County GTD	2.000%	12/4/14	1,800,000	1,808,325
New Jersey Environmental Infrastructure Trust Revenue	5.000%	9/1/14	100,000	100,000
New Jersey State Health Care Facilities Financing Authority Revenue, Virtua Health Inc., LOC-JPMorgan Chase	0.030%	7/1/43	200,000	200,000	(a)(b)
Ocean County, NJ, GO, General Improvement	2.000%	11/1/14	1,000,000	1,002,949
Princeton, NJ, Regional School District, GO	3.000%	2/1/15	100,000	101,141
River Vale, NJ, GO, BAN	1.000%	10/10/14	11,260,000	11,266,937
Somerset County, NJ, GO	3.700%	9/1/14	100,000	100,000
South Brunswick Township, NJ, GO	1.000%	10/1/14	300,000	300,177
Sussex County, NJ, Municipal Utilities Authority Revenue, Paulins Kill Basin Water Reclamation System Project Notes, County GTD	1.500%	2/13/15	1,562,000	1,569,732
Total New Jersey				25,821,528

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	35

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
New York — 17.7%
Bedford, NY, GO, BAN	1.000%	12/5/14	$2,976,525	$2,982,242
Bethlehem, NY, CSD, GO, BAN	1.000%	7/22/15	834,000	838,788
Build NYC Resource Corp., NY, Revenue, Loan Enhanced Assistance Program, LOC-JPMorgan Chase	0.050%	3/1/38	4,300,000	4,300,000	(a)(b)
Chili, NY, GO, BAN	1.000%	12/19/14	500,000	500,325
Clinton, NY, CSD, GO, BAN	1.000%	6/25/15	1,100,000	1,104,452
Corinth, NY, CSD, GO, BAN	1.000%	12/18/14	1,675,000	1,676,571
East Rockaway, NY, GO, BAN	1.000%	6/11/15	1,600,000	1,608,027
Eastchester, NY, GO, BAN	1.250%	7/22/15	900,000	906,759
Hamburg Town, NY, GO, BAN	1.000%	7/9/15	2,750,000	2,765,629
Kingston, NY, GO, BAN	1.000%	10/30/14	1,020,000	1,020,506
Lindenhurst, NY, GO, BAN, Public Improvement	1.000%	8/14/15	2,830,000	2,847,407
Long Island, NY, Power Authority Revenue, LOC-TD Bank N.A.	0.030%	12/1/29	3,000,000	3,000,000	(a)(b)
Mamaroneck Village, NY, GO, BAN	1.000%	9/4/14	2,900,000	2,900,154
MTA, NY, Revenue:
LOC-JPMorgan Chase	0.050%	11/1/35	2,400,000	2,400,000	(a)(b)
LOC-PNC Bank N.A.	0.030%	11/1/35	250,000	250,000	(a)(b)
Nassau County, NY, GO, TAN	2.000%	9/15/14	7,600,000	7,604,233
Nassau County, NY, Interim Finance Authority Revenue, LOC-Sumitomo Mitusi Banking, Sales Tax Secured	0.050%	11/15/21	830,000	830,000	(a)(b)
Nassau Health Care Corp., NY, Revenue, Nassau County GTD, LOC-Wells Fargo Bank N.A.	0.060%	8/1/29	23,000,000	23,000,000	(d)
New York City, NY, GO:
LOC-Bank of New York Mellon	0.040%	3/1/34	800,000	800,000	(a)(b)
SPA-JPMorgan Chase	0.040%	8/1/38	3,700,000	3,700,000	(a)(b)
New York City, NY, HDC, MFH Revenue, LIQ-JPMorgan Chase	0.030%	5/1/18	650,000	650,000	(a)(b)
New York City, NY, Municipal Water Finance Authority, Water & Sewer System Revenue, SPA-Dexia Credit Local	0.050%	6/15/33	3,000,000	3,000,000	(a)(b)
New York City, NY, TFA Revenue:
Future Tax Secured, SPA-Citibank N.A.	0.040%	8/1/31	200,000	200,000	(a)(b)
New York City Recovery Project Revenue, SPA-Royal Bank of Canada	0.030%	11/1/22	10,010,000	10,010,000	(a)(b)
New York City Recovery Project Revenue, SPA-Royal Bank of Canada	0.040%	11/1/22	6,245,000	6,245,000	(a)(b)
New York City, NY, Trust for Cultural Resources Revenue, Lincoln Center for the Performing Arts Inc., LOC-Bank of America N.A.	0.040%	12/1/35	500,000	500,000	(a)(b)
New York State Dormitory Authority Revenue:
Cornell University, SPA-JPMorgan Chase	0.050%	7/1/29	1,470,000	1,470,000	(a)(b)
Cornell University, SPA-JPMorgan Chase	0.050%	7/1/30	1,185,000	1,185,000	(a)(b)

See Notes to Financial Statements.

36	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
New York — continued
Non-State Supported Debt, Northern Westchester Association, LOC-TD Bank N.A.	0.040%	11/1/34	$500,000	$500,000	(a)(b)
Non-State Supported Debt, Rockefeller University, SPA-JPMorgan Chase	0.060%	7/1/32	2,000,000	2,000,000	(a)(b)
Non-State Supported Debt, Rockefeller University, SPA-JPMorgan Chase	0.060%	7/1/35	95,000	95,000	(a)(b)
Non-State Supported Debt, Wagner College, LOC-TD Bank N.A.	0.040%	7/1/38	470,000	470,000	(a)(b)
State Supported Debt, City University of New York, LOC-TD Bank N.A.	0.040%	7/1/31	500,000	500,000	(a)(b)
New York State Housing Finance Agency Revenue, Gotham West Housing, LOC-Wells Fargo Bank N.A.	0.030%	5/1/45	3,400,000	3,400,000	(a)(b)
New York State LGAC Revenue, Senior Lien	0.050%	4/1/21	2,300,000	2,300,000	(a)(b)
New York, NY, GO:
LOC-Mizuho Corporate Bank	0.040%	10/1/38	3,330,000	3,330,000	(a)(b)
LOC-Mizuho Corporate Bank	0.020%	10/1/40	2,200,000	2,200,000	(a)(b)
Ossining Town, NY, GO, BAN	1.000%	8/21/15	600,000	602,661
Pawling, NY, CSD, GO, BAN	1.000%	2/18/15	1,000,000	1,002,620	(e)
Pleasantville, NY, GO, BAN	1.000%	8/21/15	750,000	754,343
Spencerport, NY, CSD, GO, BAN	1.000%	6/24/15	3,075,000	3,091,134
Triborough Bridge & Tunnel Authority, NY, Revenues	0.040%	11/1/35	1,100,000	1,100,000	(a)(b)
Triborough Bridge & Tunnel Authority, NY, Revenues:
LOC-U.S. Bank N.A.	0.040%	1/1/33	4,900,000	4,900,000	(a)(b)
LOC-U.S. Bank N.A.	0.040%	11/1/35	800,000	800,000	(a)(b)
Westchester County, NY, Industrial Development Agency, Civic Facility Revenue, Northern Westchester Hospital Association, LOC-TD Bank N.A.	0.040%	11/1/24	2,190,000	2,190,000	(a)(b)
Westhampton Beach, NY, Fire District, GO, BAN	1.000%	8/4/15	1,100,000	1,104,337
Yorktown, NY, CSD, GO, TAN	1.000%	10/31/14	800,000	800,936
Total New York				119,436,124
North Carolina — 4.5%
Charlotte, NC, COP:
2003 Governmental Facilities Project	0.040%	6/1/33	200,000	200,000	(a)(b)
Central Yard Project, SPA-Bank of America N.A.	0.050%	3/1/25	4,345,000	4,345,000	(a)(b)
Durham, NC, GO	3.000%	6/1/15	100,000	102,064
Durham, NC, Limited Obligation Revenue	4.000%	10/1/14	100,000	100,303
Guilford County, NC, GO, SPA-Wells Fargo Bank N.A.	0.040%	3/1/25	800,000	800,000	(a)(b)
Mecklenburg County, NC, GO	5.000%	3/1/15	100,000	102,350
North Carolina Capital Facilities Finance Agency Revenue, Triangle Aquatic Center Project, LOC-Wells Fargo Bank N.A.	0.050%	8/1/28	2,800,000	2,800,000	(a)(b)

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	37

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
North Carolina — continued
North Carolina Capital Facilities Finance Agency, Student Revenue, UNCP University Foundation Inc., LOC-Wells Fargo Bank N.A.	0.050%	7/1/31	$2,180,000	$2,180,000	(a)(b)
North Carolina State Capital Facilities Finance Agency, Educational Facilities Revenue:
High Point University Project, LOC-Branch Banking & Trust	0.040%	5/1/30	3,025,000	3,025,000	(a)(b)
Meredith College, LOC-Wells Fargo Bank N.A.	0.050%	6/1/38	1,310,000	1,310,000	(a)(b)
North Carolina State Capital Facilities Finance Agency, Recreational Facilities Revenue, YMCA of Greater Charlotte Project, LOC-Wells Fargo Bank N.A.	0.040%	4/1/29	1,915,000	1,915,000	(a)(b)
North Carolina State, GO	4.000%	9/1/14	100,000	100,000
North Carolina State, GO	4.000%	3/1/15	100,000	101,848
Raleigh, NC, Combined Enterprise System Revenue, SPA-Wells Fargo Bank N.A.	0.040%	3/1/35	900,000	900,000	(a)(b)
Raleigh, NC, COP, Downtown Improvement Project, SPA-Wells Fargo Bank N.A.	0.040%	2/1/34	7,300,000	7,300,000	(a)(b)
Wake County, NC, GO	4.000%	2/1/15	100,000	101,555
Wake County, NC, Limited Obligation Revenue	3.000%	1/1/15	125,000	126,113
Winston-Salem, NC, Water and Sewer System Revenue, Refunding, SPA-Dexia Credit Local	0.050%	6/1/28	4,730,000	4,730,000	(a)(b)
Winston-Salem, NC, Water & Sewer Systems Revenue	4.000%	6/1/15	300,000	308,376
Total North Carolina				30,547,609
North Dakota — 0.3%
North Dakota State Housing Finance Agency Revenue, Housing Finance Program, Home Mortgage Finance	0.050%	7/1/39	1,900,000	1,900,000	(a)(b)
Ohio — 0.2%
Columbus, OH, GO, Various Purpose	5.000%	9/1/14	125,000	125,000
Franklin County, OH, GO	4.000%	12/1/14	250,000	252,336
Ohio State, GO:
Common Schools	0.040%	6/15/26	530,000	530,000	(a)(b)
Third Frontier Research & Development	2.000%	5/1/15	150,000	151,757
Total Ohio				1,059,093
Oregon — 0.4%
Oregon State, GO, Veterans Welfare, SPA-U.S. Bank N.A.	0.030%	6/1/40	3,000,000	3,000,000	(a)(b)
Pennsylvania — 6.9%
Adams County, PA, IDA Revenue, LOC-PNC Bank N.A.	0.040%	6/1/32	3,435,000	3,435,000	(a)(b)
Allegheny County, PA, Higher Education Building Authority, University Revenue, Carnegie Mellon University, SPA-Bank of New York	0.030%	12/1/37	8,100,000	8,100,000	(a)(b)
Allegheny County, PA, IDA Revenue, Education Center Watson, LOC-PNC Bank N.A.	0.050%	5/1/31	3,000,000	3,000,000	(a)(b)

See Notes to Financial Statements.

38	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Pennsylvania — continued
Allegheny County, PA, IDA, Little Sisters of the Poor Project, LOC-PNC Bank N.A.	0.060%	1/1/28	$500,000	$500,000	(a)(b)
Geisinger Authority, PA, Health System Revenue:
Geisinger Health System, SPA-PNC Bank N.A.	0.030%	8/1/22	6,700,000	6,700,000	(a)(b)
Geisinger Health System, SPA-PNC Bank N.A.	0.030%	8/1/28	1,250,000	1,250,000	(a)(b)
Lancaster County, PA, Hospital Authority Revenue, Masonic Homes Project, LOC-JPMorgan Chase	0.030%	7/1/34	1,415,000	1,415,000	(a)(b)
Montgomery County, PA , GO, SPA-PNC Bank N.A.	0.030%	8/15/24	19,575,000	19,575,000	(a)(b)
Pennsylvania Housing Finance Agency, Building Development, SPA-PNC Bank N.A.	0.050%	1/1/34	1,040,000	1,040,000	(a)(b)
Pennsylvania State Housing Finance Agency, Single-Family Mortgage Revenue	0.060%	4/1/26	1,050,000	1,050,000	(a)(b)(c)
Pennsylvania State Housing Finance Agency, Single-Family Mortgage Revenue, SPA-TD Bank N.A.	0.050%	4/1/35	400,000	400,000	(a)(b)(c)
Total Pennsylvania				46,465,000
Rhode Island — 0.0%
Rhode Island State Clean Water Finance Agency Water PCR, Revolving Fund Pooled Loan	3.000%	10/1/14	200,000	200,451
South Carolina — 1.0%
South Carolina Jobs EDA, IDR, South Carolina Electric & Gas Co., LOC-Branch Banking & Trust	0.060%	12/1/38	6,930,000	6,930,000	(a)(b)(c)
Tennessee — 1.0%
Blount County, TN, Public Building Authority:
Local Government Public Improvement, LOC-Branch Banking & Trust	0.040%	6/1/37	1,475,000	1,475,000	(a)(b)
Local Government Public Improvement, LOC-Branch Banking & Trust	0.040%	6/1/39	1,560,000	1,560,000	(a)(b)
Blount County, TN, Public Building Authority Revenue	0.040%	6/1/42	3,460,000	3,460,000	(a)(b)
Franklin,TN, GO, Public Improvement	2.500%	3/1/15	100,000	101,103
Hendersonville, TN, Utility District Waterworks & Sewer Revenue	4.000%	2/1/15	400,000	406,257
Total Tennessee				7,002,360
Texas — 0.7%
Dallas, TX, Waterworks & Sewer System Revenue, AMBAC	5.000%	10/1/14	200,000	200,778
Denton ,TX, GO, Improvement	2.000%	2/15/15	700,000	705,543
Denton County, TX, GO, Permanent Improvement	2.000%	7/15/15	125,000	126,840
Harris County, TX, Cultural Education Facilities Finance Corp. Revenue, Memorial Herman Health System	0.020%	12/1/43	2,500,000	2,500,000	(a)(b)
Rockwall, TX, ISD, GO, School Building, PSFG, SPA-Dexia Credit Local	0.050%	8/1/37	170,000	170,000	(a)(b)
Tarrant, TX, Regional Water District Revenue, Water Control And Improvement	5.000%	3/1/15	170,000	174,004

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	39

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Texas — continued
Texas State, GO:
Mobility Fund, SPA-Royal Bank of Canada	0.040%	4/1/30	$820,000	$820,000	(a)(b)
Transport Commission — Mobility Fund	5.000%	4/1/15	90,000	92,447
Transport Commission — Mobility Fund	5.000%	4/1/15	10,000	10,272	(f)
Total Texas				4,799,884
Utah — 0.4%
Weber County, UT, Hospital Revenue, IHC Health Services Inc., SPA-Westdeutsche Landesbank	0.040%	2/15/32	2,800,000	2,800,000	(a)(b)
Vermont — 1.0%
Vermont Housing Finance Agency, Student Housing Facilities Revenue, West Block University Vermont Project, LOC-Sovereign Bank FSB & Lloyds TSB Bank PLC	0.070%	7/1/37	6,660,000	6,660,000	(a)(b)
Virginia — 0.4%
Fairfax County ,VA, GO, Public Improvement	5.000%	4/1/15	100,000	102,765
Fairfax County, VA, GO	5.000%	10/1/14	500,000	502,009
Loudoun County, VA, IDA Revenue, Howard Hughes Medical Institute	0.020%	6/1/43	700,000	700,000	(a)(b)
Lynchburg, VA, IDA Revenue:
Central Health Inc., NATL, LOC-Branch Banking & Trust	0.040%	1/1/35	770,000	770,000	(a)(b)
Central Health Inc., NATL, LOC-Branch Banking & Trust	0.040%	1/1/35	200,000	200,000	(a)(b)
Virginia Beach, VA, GO	5.000%	9/15/14	275,000	275,503
Virginia State College Building Authority, Educational Facilities Revenue, Public Higher Educational Financing Program, State Intercept	5.000%	9/1/14	150,000	150,000
Virginia State Resources Authority Clean Water Revenue, State Revolving Fund	5.000%	10/1/14	130,000	130,501
Virginia State Resources Authority Infrastructure Revenue:
Senior, Pooled Financing Program	3.000%	11/1/14	170,000	170,764
Senior, Pooled Financing Program	3.000%	11/1/14	5,000	5,022	(f)
Total Virginia				3,006,564
Washington — 2.9%
Central Puget Sound, WA, Regional Transportation Authority Revenue, NATL	5.250%	2/1/15	150,000	153,108
King County, WA, GO	5.000%	12/1/14	100,000	101,171
King County, WA, School District No. 405 Bellevue, GO, AGM	5.000%	12/1/14	290,000	293,427
Olympia, WA, EDA, Spring Air Northwest Project, LOC-U.S. Bank	0.090%	11/1/23	995,000	995,000	(a)(b)(c)
Pierce County, WA, School District No. 401 Peninsula, GO, School Board Guaranty	4.000%	12/1/14	200,000	201,842
Tacoma, WA, Electric System Revenue	4.000%	1/1/15	100,000	101,204
Vancouver, WA, Housing Authority Revenue, LIQ-FHLMC	0.040%	12/1/38	3,690,000	3,690,000	(a)(b)

See Notes to Financial Statements.

40	Tax Free Reserves Portfolio 2014 Annual Report

Tax Free Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Washington — continued
Washington State Health Care Facilities Authority Revenue:
Multicare Health System, LOC-Barclays Bank PLC	0.040%	8/15/41	$1,690,000	$1,690,000	(a)(b)
Multicare Health System, LOC-Barclays Bank PLC	0.050%	8/15/41	12,390,000	12,390,000	(a)(b)
Total Washington				19,615,752
Wisconsin — 1.1%
Madison, WI, GO, Promissory Notes	3.750%	10/1/14	400,000	401,149
Wisconsin State HEFA Revenue:
Hospital Sisters Services, LOC-Bank of Montreal	0.050%	8/1/40	300,000	300,000	(a)(b)
Indian Community School of Milwaukee, LOC-JPMorgan Chase	0.040%	12/1/36	6,700,000	6,700,000	(a)(b)
Total Wisconsin				7,401,149
Total Investments — 99.9% (Cost — $673,149,490#)				673,149,490
Other Assets in Excess of Liabilities — 0.1%				489,870
Total Net Assets — 100.0%				$673,639,360

(a)	Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer or liquidity provider on no more than 7 days notice.

(b)	Maturity date shown is the final maturity date. The security may be sold back to the issuer before final maturity.

(c)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(d)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(e)	Security is purchased on a when-issued basis.

(f)	Bonds are escrowed to maturity by government securities and/or U.S. government agency securities and are considered by the manager to be triple-A rated even if issuer has not applied for new ratings.

#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
ABAG	— Association of Bay Area Governments
AGM	— Assured Guaranty Municipal Corporation — Insured Bonds
AMBAC	— American Municipal Bond Assurance Corporation — Insured Bonds
BAN	— Bond Anticipation Notes
CDA	— Communities Development Authority
COP	— Certificates of Participation
CSD	— Central School District
DFA	— Development Finance Agency
EDA	— Economic Development Authority
EDR	— Economic Development Revenue
EFA	— Educational Facilities Authority
FHLB	— Federal Home Loan Bank
FHLMC	— Federal Home Loan Mortgage Corporation
FNMA	— Federal National Mortgage Association
GO	— General Obligation
GTD	— Guaranteed

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	41

Schedule of investments (cont’d)

August 31, 2014

Tax Free Reserves Portfolio

HDC	— Housing Development Corporation
HEFA	— Health & Educational Facilities Authority
HFA	— Housing Finance Authority
IDA	— Industrial Development Authority
IDR	— Industrial Development Revenue
ISD	— Independent School District
LGAC	— Local Government Assistance Corporation
LIQ	— Liquidity Facility
LOC	— Letter of Credit
MFH	— Multi-Family Housing
MTA	— Metropolitan Transportation Authority
NATL	— National Public Finance Guarantee Corporation — Insured Bonds
PART	— Partnership Structure
PCFA	— Pollution Control Financing Authority
PCR	— Pollution Control Revenue
PFA	— Public Facilities Authority
PSFG	— Permanent School Fund Guaranty
SPA	— Standby Bond Purchase Agreement — Insured Bonds
TAN	— Tax Anticipation Notes
TECP	— Tax Exempt Commercial Paper
TFA	— Transitional Finance Authority
TRAN	— Tax and Revenue Anticipation Note
UNCP	— University of North Carolina at Penbroke
USD	— Unified School District

Ratings table* (unaudited)
Standard & Poor’s/Moody’s/Fitch**
A-1	60.0%
VMIG 1	22.8
P-1	3.8
SP-1	3.3
F-1	2.5
AAA/Aaa	1.6
AA/Aa	0.5
MIG 1	0.5
NR	5.0
100.0%

*	As a percentage of total investments.

**	Standard & Poor’s primary rating; Moody’s secondary; then Fitch. The ratings shown are based on each portfolio security’s rating as determined by Standard & Poor’s, Moody’s or Fitch, each a Nationally Recognized Statistical Rating Organization (“NRSRO”). These ratings are the opinions of the NRSRO and are not measures of quality or guarantees of performance. Securities may be rated by other NRSROs, and these ratings may be higher or lower.

See Notes to Financial Statements.

42	Tax Free Reserves Portfolio 2014 Annual Report

Statement of assets and liabilities

August 31, 2014

Assets:
Investments, at value	$673,149,490
Cash	16,395
Receivable for securities sold	1,015,000
Interest receivable	580,333
Total Assets	674,761,218

Liabilities:
Payable for securities purchased	1,002,620
Investment management fee payable	13,047
Trustees’ fees payable	1,162
Accrued expenses	105,029
Total Liabilities	1,121,858
Total Net Assets	$673,639,360

Represented by:
Paid-in capital	$673,639,360

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	43

Statement of operations

For the Year Ended August 31, 2014

Investment Income:
Interest	$1,017,363

Expenses:
Investment management fee (Note 2)	1,319,878
Fund accounting fees	78,150
Custody fees	65,018
Legal fees	63,615
Audit and tax fees	44,240
Trustees’ fees	16,728
Miscellaneous expenses	45,621
Total Expenses	1,633,250
Less: Fee waivers and/or expense reimbursements (Note 2)	(801,436)
Net Expenses	831,814
Net Investment Income	185,549
Net Realized Loss on Investments	(3,441)
Increase in Net Assets from Operations	$182,108

See Notes to Financial Statements.

44	Tax Free Reserves Portfolio 2014 Annual Report

Statements of changes in net assets

For the Years Ended August 31,	2014	2013

Operations:
Net investment income	$185,549	$569,161
Net realized gain (loss)	(3,441)	74,794
Increase in Net Assets From Operations	182,108	643,955

Capital Transactions:
Proceeds from contributions	1,092,335,067	1,440,632,790
Value of withdrawals	(1,486,411,352)	(1,934,304,343)
Decrease in Net Assets From Capital Transactions	(394,076,285)	(493,671,553)
Decrease in Net Assets	(393,894,177)	(493,027,598)

Net Assets:
Beginning of year	1,067,533,537	1,560,561,135
End of year	$673,639,360	$1,067,533,537

See Notes to Financial Statements.

Tax Free Reserves Portfolio 2014 Annual Report	45

Financial highlights

For a share of beneficial interest outstanding throughout each year ended August 31:
	2014	2013	2012	2011	2010

Net assets, end of year (millions)	$674	$1,068	$1,561	$2,815	$2,653
Total return, based on NAV[1]	0.03%	0.05%	0.11%	0.23%	0.17%

Ratios to average net assets:
Gross expenses	0.19%	0.17%	0.17%	0.16%	0.16%
Net expenses[2,3,4]	0.09 [5]	0.13 [5]	0.15	0.15	0.15
Net investment income	0.02	0.05	0.12	0.23	0.18

[1]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[2]

As a result of a voluntary expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of the Portfolio did not exceed 0.15%. This arrangement may be reduced or terminated under certain circumstances.

[3]	Reflects fee waivers and/or expense reimbursements.

[4]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[5]	In order to maintain a minimum yield, additional waivers were implemented.

See Notes to Financial Statements.

46	Tax Free Reserves Portfolio 2014 Annual Report

Notes to financial statements

1. Organization and significant accounting policies

Tax Free Reserves Portfolio (the “Portfolio”) is a separate non-diversified investment series of Master Portfolio Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Declaration of Trust permits the Trustees to issue beneficial interests in the Portfolio. At August 31, 2014, all investors in the Portfolio were funds advised or administered by the manager of the Portfolio and/or its affiliates.

The following are significant accounting policies consistently followed by the Portfolio and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. In accordance with Rule 2a-7 under the 1940 Act, money market instruments are valued at amortized cost, which approximates market value. This method involves valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Portfolio’s use of amortized cost is subject to its compliance with certain conditions as specified by Rule 2a-7 under the 1940 Act.

The Board of Trustees is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North American Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Trustees, is responsible for making fair value determinations, evaluating the effectiveness of the Portfolio’s pricing policies, and reporting to the Board of Trustees.

The Portfolio uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

Tax Free Reserves Portfolio 2014 Annual Report	47

Notes to financial statements (cont’d)

•	Level 3 — significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments)

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Portfolio’s assets carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investments†	—	$673,149,490	—	$673,149,490

†	See Schedule of Investments for additional detailed categorizations.

(b) Interest income and expenses. Interest income consists of interest accrued and discount earned (including both original issue and market discount adjusted for amortization of premium) on the investments of the Portfolio. Expenses of the Portfolio are accrued daily. The Portfolio bears all costs of its operations other than expenses specifically assumed by the manager.

(c) Method of allocation. Net investment income of the Portfolio is allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio (the “Holders”) at the time of such determination. Gross realized gains and/or losses of the Portfolio are allocated to the Holders in a manner such that, the net asset values per share of each Holder, after each such allocation is closer to the total of all Holders’ net asset values divided by the aggregate number of shares outstanding for all Holders.

(d) Credit and market risk. The Portfolio may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets and in some cases are backed by a financial institution serving as a liquidity provider. Demand features are often issued by third party financial institutions, generally domestic and foreign banks, and by brokerage firms or insurance companies. Frequently, floating rate and variable rate obligations are secured by letters of credit or other credit support arrangements provided by banks. Accordingly, the credit quality and liquidity of the Portfolio’s investments may be dependent in part on the credit quality of the institutions supporting the Portfolio’s investments and changes in the credit quality of these institutions could cause losses to the Portfolio and affect its share price. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, and some may be asset-backed or mortgage-backed securities. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

48	Tax Free Reserves Portfolio 2014 Annual Report

(e) Securities traded on a when-issued basis. The Portfolio may trade securities on a when-issued basis. In a when-issued transaction, the securities are purchased or sold by the Portfolio with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Portfolio at the time of entering into the transaction.

Purchasing such securities involves risk of loss if the value of the securities declines prior to settlement. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(f) Compensating balance arrangements. The Portfolio has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Portfolio’s cash on deposit with the bank.

(g) Income taxes. The Portfolio is classified as a partnership for federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Therefore, no federal income tax provision is required. It is intended that the Portfolio’s assets will be managed so an investor in the Portfolio can satisfy the requirements of Subchapter M of the Internal Revenue Code.

Management has analyzed the Portfolio’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2014, no provision for income tax is required in the Portfolio’s financial statements. The Portfolio’s federal and state income tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(h) Other. Purchases, maturities and sales of money market instruments are accounted for on the date of the transaction. Realized gains and losses are calculated on the identified cost basis.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Portfolio pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.15% of the Portfolio’s average daily net assets.

LMPFA provides administrative and certain oversight services to the Portfolio. LMPFA delegates to the subadviser the day-to-day portfolio management of the Portfolio. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Portfolio.

Tax Free Reserves Portfolio 2014 Annual Report	49

Notes to financial statements (cont’d)

During the year ended August 31, 2014, as a result of a voluntary expense limitation arrangement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets did not exceed 0.15%. This arrangement may be reduced or terminated under certain circumstances.

The investment manager has voluntarily undertaken to limit Portfolio expenses in order to maintain a minimum yield. Such expense limitations may fluctuate daily and are voluntary and temporary and may be terminated by the investment manager at any time without notice.

During the year ended August 31, 2014, fees waived and/or expenses reimbursed amounted to $801,436.

The investment manager is permitted to recapture amounts waived or reimbursed to the Portfolio during the same fiscal year if the Portfolio’s total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Portfolio, in the Portfolio’s total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Derivative instruments and hedging activities

GAAP requires enhanced disclosure about an entity’s derivative and hedging activities.

During the year ended August 31, 2014, the Portfolio did not invest in derivative instruments.

4. Money market fund reform

In July 2014, the U.S. Securities and Exchange Commission adopted money market fund reform to address potential systemic risks associated with money market funds and to improve transparency for money market fund investors. The reforms will require institutional prime and institutional municipal money market funds to sell and redeem shares at prices based on their market value (a floating net asset value). The reforms will also allow money market funds to impose liquidity fees and suspend redemptions temporarily, and will impose new requirements related to diversification, stress testing, and disclosure. As a result, the Portfolio may be required to implement changes that will impact and may adversely affect the Portfolio and its investors. The new rules will take effect in stages over the next two years.

50	Tax Free Reserves Portfolio 2014 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Investors

Master Portfolio Trust:

We have audited the accompanying statement of assets and liabilities of Tax Free Reserves Portfolio (the “Portfolio”), a series of Master Portfolio Trust, including the schedule of investments, as of August 31, 2014, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2014, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Tax Free Reserves Portfolio as of August 31, 2014, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

October 17, 2014

Tax Free Reserves Portfolio 2014 Annual Report	51